EXHIBIT 23
                                                                      ----------

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Penn Engineering & Manufacturing Corp. of our report dated January 26, 2001, included in the 2000 Annual Report to Stockholders of Penn Engineering & Manufacturing Corp.

We also consent to the incorporation by reference of our report dated January 26, 2001 with respect to the consolidated financial statements of Penn Engineering & Manufacturing Corp. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000, in the following registration statements:

     Penn Engineering & Manufacturing Corp. 1996 Equity Incentive Plan Form S-8 Registration Statement (Registration No. 333-20101);

     Penn Engineering & Manufacturing Corp. 1996 Employee Stock Purchase Plan Form S-8 Registration Statement (Registration No. 333-13073);

     Penn Engineering & Manufacturing Corp. 1998 Stock Option Plan for Non-Employee Directors Form S-8 Registration Statement (Registration No. 333-92907); and

     Penn Engineering & Manufacturing Corp. 1999 Employee Stock Option Plan Form S-8 Registration Statement (Registration No. 333-92903).



                                                           /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 26, 2001